EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this annual report on Form 10-K of Electro Scientific Industries, Inc. (the Company) for the year ended April 1, 2017 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Paul Oldham, Vice President of Administration, Chief Financial Officer, and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul Oldham
Paul Oldham
Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)

June 14, 2017
This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Electro Scientific Industries, Inc. and will be retained by Electro Scientific Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.